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                        HOUSTON LIGHTING & POWER COMPANY
                                   EXHIBIT 12
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                                                                     Exhibit 12


                       HOUSTON LIGHTING & POWER COMPANY
            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
          RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                            (THOUSANDS OF DOLLARS)

                                                                   Twelve Months Ended December 31,
                                                 -------------------------------------------------------------------
                                                     1995          1994          1993          1992          1991
                                                 -----------    ----------    ----------    ----------    ----------
Fixed Charges as Defined:

 (1)  Interest on Long-Term Debt  . . . . . . .   $  244,384    $  246,533    $  276,049    $  311,208    $  326,722
 (2)  Other Interest. . . . . . . . . . . . . .        8,117         8,493        12,317        19,548        41,216
 (3)  Amortization of (Premium) Discount  . . .        8,762         8,484         7,234         5,346         4,209
 (4)  Interest Component of Rentals Charged
        to Operating Expense  . . . . . . . . .        3,102         3,951         4,449         5,116         5,943
                                                 -----------    ----------    ----------    ----------    ----------
 (5)  Total Fixed Charges . . . . . . . . . . .   $  264,365    $  267,461    $  300,049    $  341,218    $  378,090
                                                  ==========    ==========    ==========    ==========    ==========
Earnings as Defined:

 (6)  Net Income  . . . . . . . . . . . . . . .   $  480,932    $  486,764    $  484,223    $  509,462    $  518,899
 (7)  Cumulative Effect of Change in
        Accounting  . . . . . . . . . . . . . .                      8,200                     (94,180)
                                                 -----------    ----------    ----------    ----------    ----------
 (8)  Income Before Cumulative Effect of
        Change in Accounting  . . . . . . . . .      480,932       494,964       484,223       415,282       518,899
                                                 -----------    ----------    ----------    ----------    ----------

Income Taxes:

 (9)  Current . . . . . . . . . . . . . . . . .      186,010       181,109       113,394       129,611       143,054
(10)  Deferred (Net). . . . . . . . . . . . . .       58,946        68,633       123,077        92,575        83,991
(11)  Cumulative Effect of Change in
        Accounting. . . . . . . . . . . . . . .                      4,415                     (48,517)
                                                 -----------    ----------    ----------    ----------    ----------
(12)  Total Income Taxes Before Cumulative
        Effect of Change in Accounting  . . . .      244,956       254,157       236,471       173,669       227,045
                                                 -----------    ----------    ----------    ----------    ----------
(13)  Total Fixed Charges (line 5). . . . . . .      264,365       267,461       300,049       341,218       378,090
                                                 -----------    ----------    ----------    ----------    ----------
(14)  Earnings Before Income Taxes and Fixed
        Charges (line 8 plus line 12 plus
        line 13). . . . . . . . . . . . . . . .   $  990,253    $1,016,582    $1,020,743    $  930,169    $1,124,034
                                                  ==========    ==========    ==========    ==========    ==========
Ratio of Earnings to Fixed Charges
  (line 14 divided by line 5) . . . . . . . . .         3.75          3.80          3.40          2.73          2.97

Preferred Dividend Requirements:

(15)  Preferred Dividends . . . . . . . . . . .   $   29,955    $   33,583    $   34,473    $   39,327    $   46,187

(16)  Less Tax Deduction for Preferred
        Dividends . . . . . . . . . . . . . . .           54            54            54            56            56
                                                  ----------    ----------    ----------    ----------    ----------
(17)  Total . . . . . . . . . . . . . . . . . .       29,901        33,529        34,419        39,271        46,131

(18)  Ratio of Pre-Tax Income to Net Income
        (line 8 plus line 12 divided by
        line 8) . . . . . . . . . . . . . . . .         1.51          1.51          1.49          1.42          1.44
                                                  ----------    ----------    ----------    ----------    ----------
(19)  Line 17 times line 18 . . . . . . . . . .       45,151        50,629        51,284        55,765        66,429

(20)  Add Back Tax Deduction (line 16). . . . .           54            54            54            56            56
                                                  ----------    ----------    ----------    ----------    ----------
(21)  Preferred Dividends Factor  . . . . . . .   $   45,205    $   50,683    $   51,338    $   55,821    $   66,485
                                                  ==========    ==========    ==========    ==========    ==========
(22)  Total Fixed Charges (line 5). . . . . . .   $  264,365    $  267,461    $  300,049    $  341,218    $  378,090

(23)  Preferred Dividends Factor (line 21). . .       45,205        50,683        51,338        55,821        66,485
                                                  ----------    ----------    ----------    ----------    ----------
(24)  Total . . . . . . . . . . . . . . . . . .   $  309,570    $  318,144    $  351,387    $  397,039    $  444,575
                                                  ==========    ==========    ==========    ==========    ==========


      Ratio of Earnings to Fixed Charges and
      Preferred Dividends Requirements
      (line 14 divided by line 24)  . . . . . .         3.20          3.20          2.90          2.34          2.53



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